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                                                                    EXHIBIT 10.6

        ITT INDUSTRIES 1997 ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS
                   (AMENDED AND RESTATED AS OF JULY 13, 2004)

1. PURPOSE

The purpose of this ITT Industries 1997 Annual Incentive Plan for Executive Officers (the "Incentive Plan") is to provide incentive compensation in the form of a bonus to executive officers of ITT Industries, Inc. (the "Company") for achieving specific pre-established performance objectives and to continue to motivate participating executive officers to achieve their business goals, while tying a portion of their compensation to measures affecting shareholder value. The Incentive Plan seeks to enable the Company to continue to be competitive in its ability to attract and retain executive officers of the highest caliber.

All compensation payable under the Incentive Plan to the Company's Chief Executive and the four other highest compensated executive officers (collectively the "Participating Executives") whose compensation is subject to disclosure in the Company's proxy statement is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and, therefore, to be deductible by the Company for income tax purposes.

2. PLAN ADMINISTRATION

The Compensation and Personnel Committee (the "Committee") of the Board of Directors (the "Board") of the Company, as constituted by the Board from time to time, shall be comprised completely of "outside directors" as defined under
Section 162(m) of the Code.

The Committee shall have full power and authority to administer, construe and interpret the provisions of the Incentive Plan and to adopt and amend administrative rules and regulations, agreements, guidelines and instruments for the administration of the Incentive Plan and for the conduct of its business as the Committee considers appropriate.

Except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power, to the extent permitted by law, to delegate its authority to any officer or employee of the Company to administer and interpret the procedural aspects of the Incentive Plan, subject to the terms of the Incentive Plan, including adopting and enforcing rules to decide procedural and administrative issues.

The Committee may rely on opinions, reports or statements of officers or employees of the Company and of counsel to the Company (inside or retained counsel), public accountants and other professional or expert persons.

The Board reserves the right to amend or terminate the Incentive Plan in whole or in part at any time; provided, however, that except as necessary to maintain the Incentive Plan's compliance with Section 162(m) of the Code, no amendments shall adversely affect or impair the rights of any participant that have previously accrued hereunder, without the written consent of the participant. Unless otherwise prohibited by applicable law, any amendment required to conform the Incentive Plan to the requirements of Section 162(m) of the Code may be made by the

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Committee. No amendment to the Incentive Plan may be made to alter the class of individuals who are eligible to participate in the Incentive Plan, the performance criteria specified in Section 4 hereof or the maximum bonus payable to any Participating Executive without shareholder approval unless shareholder approval is not required in order for bonuses paid to Participating Executives to constitute qualified performance-based compensation under Section 162(m) of the Code.

No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Incentive Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Incentive Plan, unless arising out of such person's own fraud or bad faith.

3. ELIGIBLE EXECUTIVES

Executive officers of the Company who are senior vice presidents or above shall be eligible to participate in the Incentive plan. Prior to or at the time performance objectives are established for a Performance Period, as defined below, the Committee shall designate in writing the Participating Executives for that Performance Period.

4. PLAN YEAR, PERFORMANCE PERIODS, PERFORMANCE MEASURES AND PERFORMANCE TARGETS

Each fiscal year of the Incentive Plan (the "Plan Year") shall begin on January 1 and end on December 31. The performance period (the "Performance Period") with respect to which bonuses may be payable under the Incentive Plan shall be the Plan Year unless the Committee designates one or more different Performance Periods.

The Committee shall establish the performance measures (the "Performance Measures") to be used which may include, but shall not be limited to, net operating profit after tax, economic value added, earnings per share, return on equity, return on total capital, or such other measures as determined by the Committee. In addition, to the extent consistent with Section 162(m) of the Code, Performance Measures may be based upon other objectives such as negotiating transactions or sales and developing long-term goals. The Performance Measures shall be objectively determinable and, to the extent that they are expressed in standard accounting terms, shall be according to generally accepted accounting principles as in existence on the date on which the applicable Performance Period is established and without regard to any changes in such principles after such date. For purposes of the Plan, economic value added shall mean the amount of economic profit created in excess of the amount required to satisfy the obligations to and normal expectations of the Company's lenders and investors.

The Committee shall establish the performance targets (the "Performance Targets") to be achieved which shall be based on one or more Performance Measures relating to the Company as a whole or to the specific businesses of the Company, subsidiaries, operating companies, or operating units as determined by the Committee and shall be expressed as an objective formula to be used in calculating the amount of bonus award each Participating Executive shall be

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eligible to receive. There may be a sliding scale of payment dependent upon the percentage levels of achievement of Performance Targets.

The Performance Measures and Performance Targets, which may be different with respect to each Participating Executive and each Performance Period, must be set forth in writing by the Committee within the first ninety (90) days of the applicable Performance Period.

5. CERTIFICATION OF PERFORMANCE TARGETS AND CALCULATION OF BONUS AWARDS

After the end of each Performance Period, and prior to the payment for such Performance Period, the Committee must certify in writing the degree to which the Performance Targets for the Performance Period were achieved, including the specific target objective or objectives and the satisfaction of any other material terms of the bonus award. The Committee shall calculate the amount of each Participating Executive's bonus for such Performance Period based upon the Performance Measures and Performance Targets for each Participating Executive. In establishing Performance Targets and Performance Measures and in calculating the degree of achievement thereof, the Committee may ignore extraordinary items, property transactions, changes in accounting standards and losses or gains arising from discontinued operations. The Committee shall have no authority or discretion to increase the amount of any Participating Executive's bonus as so determined, but it may reduce the amount or totally eliminate any bonus award if it determines in its absolute and sole discretion that such action is appropriate in order to reflect the Participating Executive's performance or unanticipated factors during the Performance Period.

No Participating Executive's bonus for any Performance Period shall exceed the lesser of 200% of the participant's annual base salary as in effect as of the last day of such Performance Period or $4,000,000.

6. PAYMENT OF AWARDS

Approved bonus awards shall be payable by the Company in cash to each Participating Executive, or to the Participating Executive's estate in the event of the Participating Executive's death, as soon as practicable after the end of each Performance Period. No bonuses may be paid under the Incentive Plan until the Committee has certified in writing that the relevant Performance Targets were achieved.

If a Participating Executive is not an employee on the last day of the Performance Period, the Committee shall have sole discretion to determine what portion, if any, the Participating Executive shall be entitled to receive with respect to any award for the Performance Period. The Committee shall have the authority to adopt appropriate rules and regulations for the administration of the Incentive Plan in such termination cases.

The Company retains the right to deduct from any bonus awards paid under the Incentive Plan any Federal, state, local or foreign taxes required by law to be withheld with respect to such payment.

Notwithstanding the above, no bonus awards shall be paid under the Incentive Plan unless the Incentive Plan is approved by the requisite shareholders of the Company.

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7. OTHER TERMS AND CONDITIONS

Any award made under this Incentive Plan shall be subject to the discretion of the Committee. No person shall have any legal claim to be granted an award under the Incentive Plan and the Committee shall have no obligation to treat Participating Executives uniformly. Except as may be otherwise required by law, bonus awards under the Incentive Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Incentive Plan shall be payable from the general assets of the Company, and no Participating Executive shall have any claim with respect to any specific assets of the Company.

Nothing contained in the Incentive Plan shall give any Participating Executive the right to continue in the employment of the Company or affect the right of the Company to terminate a Participating Executive.

8. ACCELERATION EVENT.

      An "Acceleration Event" shall occur if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person (within the meaning of Section 13(d) of the Act), other than ITT Industries or a subsidiary of ITT Industries or any employee benefit plan sponsored by ITT Industries or a subsidiary of ITT Industries, is the beneficial owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock $1 par value, of ITT Industries (the "Stock"); (ii) any person (within the meaning of Section 13(d) of the Act), other than ITT Industries or a subsidiary of ITT Industries, or any employee benefit plan sponsored by ITT Industries or a subsidiary of ITT Industries, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of ITT Industries (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of twenty percent (20%) or more of the outstanding Stock of ITT Industries (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the stockholders of ITT Industries shall approve (A) any consolidation, business combination or merger involving ITT Industries, other than a consolidation, business combination or merger involving ITT Industries in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of ITT Industries (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of ITT Industries (or the corporation resulting from the merger or consolidation or the parent of such corporation), relative to other holders of Stock immediately prior to the merger, business combination or consolidation, immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of ITT Industries, (iv) there shall have been a change in a majority of the members of the Board of Directors of ITT Industries within a 12-month period unless the election or nomination for election by ITT Industries' stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for

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election or election as directors was recommended or approved by a majority of the directors who where directors at the beginning of such 12-month period or
(v) any person (within the meaning of Section 13(d) of the Act) (other than ITT Industries or any subsidiary of ITT Industries or any employee benefit plan (or related trust) sponsored by ITT Industries or a subsidiary of ITT Industries) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) of twenty percent (20%) or more of the Stock.

Upon the occurrence of such Acceleration Event, the Performance Measures for each Performance Period with respect to which bonuses may be payable under the Incentive Plan shall be deemed to be achieved at the greater of (i) the Performance Target established for such Performance Measures or (ii) the Company's actual achievement of such Performance Measures as of the Acceleration Event. Payment of the bonuses, for the full year, will be made to each Participating Executive, in cash, within five (5) business days following such Acceleration Event.

9. MISCELLANEOUS.

The Incentive Plan shall be effective January 1, 1997 subject to the approval of the requisite shareholders of the Company. Once approved, the Plan shall remain in effect unless/until terminated by the Board; provided, however, that if an Acceleration Event has occurred no amendment or termination shall impair the rights of any Participating Executive with respect to any prior award.

This Incentive Plan shall be construed and governed in accordance with the laws of the State of New York.

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